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                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pilgrim America Investment Funds, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                                   KPMG Peat Marwick LLP

Los Angeles, California
October 28, 1997